ORIGINAL

MEMORANDUM

&

ARTICLES OF ASSOCIATION

Success Drink Group Inc.

IBC NO: 152695

Incorporated on:

3rd September, 2014

Registered Agent and Address

Gold-In Co., Ltd.

Suite 1, Commercial House One, Eden Island, Republic of Seychelles

MEMORANDUM

&

ARTICLES OF ASSOCIATION

Success Drink Group Inc.

IBC NO: 152695

Incorporated on:
03rd September, 2014

FINANCIAL SERVICES AUTHORITY
REPUBLIC OF SEYCHELLES
03 SEP 2014
BOX 991, VICTORIA, MAHE
SEYCHELLES

Registered Agent and Address

Gold-In Co., Ltd.
Suite 1, Commercial House One, Eden Island, Republic of Seychelles

REPUBLIC OF SEYCHELLES

THE INTERNATIONAL BUSINESS COMPANIES ACT, 1994

MEMORANDUM OF ASSOCIATION

OF

Success Drink Group Inc.

Certificate No. 152695

FINANCIAL SERVICES AUTHORITY
REPUBLIC OF SEYCHELLES
03 SEP 2014
BOX 991, VICTORIA, MAHE
SEYCHELLES

1. The name of the Company is **Success Drink Group Inc.**

REGISTERED OFFICE

2. The Registered Office of the Company will be at Suite 1, Commercial House One, Eden Island, Republic of Seychelles or such other place within the Republic of Seychelles as the Company from time to time may determine by a resolution of directors.

REGISTERED AGENT

3. The Registered Agent of the Company will be Gold-In Co., Ltd. of Suite 1, Commercial House One, Eden Island, Republic of Seychelles or such other person or company being a person or company entitled to act as registered agent as the Company may from time to time determine by a resolution of the directors.

GENERAL OBJECTS AND POWERS

4. (1) The object of the Company is to engage in any act or activity that is not prohibited under any law for the time being in force in the Republic of Seychelles.

(2) The Company shall have all such powers as are permitted by law for the time being in force in the Republic of Seychelles, irrespective of corporate benefit, to perform all acts and engage in all activities necessary or conducive to the conduct, promotion or attainment of the object of the Company.

(3) The Company may not:

(a) carry on any banking, insurance, reinsurance or trust business unless it is licensed to do under the Act; and

(b) carry on business as an insurance or reinsurance Company, insurance broker or insurance agent unless it is licensed under an enactment as authorised to carry on that business.

LIMITATION OF LIABILITY

5. The liability of the members is limited by shares.

CURRENCY

6. Shares in the Company shall be issued in the currency of the United States of America.

AUTHORISED CAPITAL

7. The authorised capital of the Company is US$1,000,000.00.

CLASSES, NUMBER AND PAR VALUE OF SHARES

8. The authorised capital is made up of one class of shares divided into 100,000,000 ordinary shares only of par value US$0.01 each with one vote for each share.

RIGHTS AND QUALIFICATIONS OF SHARES

9. The designations, powers, preferences, rights, qualifications, limitations and restrictions of each class and series of shares that the Company is authorised to issue shall be fixed by resolution of directors, but the directors shall not allocate different rights as to voting dividends, redemption or distribution on liquidation unless the Memorandum of Association shall have been amended to create separate classes of shares and all the aforesaid rights as to voting, dividends, redemption and distribution shall be identical in each separate class.

VARIATION OF CLASS RIGHTS

10. If at any time the authorised capital is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of the class or series) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of not less than three-fourths of the issued shares of that class or series and of the holders of not less than three-fourths of the issued shares of any other class or series of shares which may be affected by such variation.

RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

11. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

REGISTERED SHARES

12. Shares in the Company may only be issued as registered shares and may not be exchanged for bearer shares. The Company is prohibited from issuing bearer shares.

TRANSFER OF REGISTERED SHARES

13. Subject to the provisions relating to the transfer of shares set forth in the Articles of Association annexed hereto, registered shares in the Company may be transferred subject to the prior or subsequent approval of the Company as evidenced by a resolution of directors or a resolution of the members.

The Share Registers shall contain all the relevant details on the persons who hold the registered shares, including the date when they became and ceased to be a member and the details pertaining to the registered shares being held by each holder.

AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION

14. The Company may amend its Memorandum of Association and Articles of Association by a resolution of members or by a resolution of directors.

DEFINITIONS

15. The meanings of words in this Memorandum of Association are defined in the Articles of Association annexed hereto.

We, Gold-In Co., Ltd., for the purpose of incorporating an International Business Company under the laws of the Republic of Seychelles hereby subscribe our name to this Memorandum of Association on the 03rd September, 2014 in the presence of the undersigned witness.

In the presence of:

FINANCIAL SERVICES AUTHORITY
REPUBLIC OF SEYCHELLES
03 SEP 2014
BOX 991, VICTORIA, MAHE
SEYCHELLES

Stephane Mussoodee
For and on behalf of
Gold-In Co., Ltd.
Subscriber

Jocintha Esther
Anse Aux Pins
Mahe
Seychelles

REPUBLIC OF SEYCHELLES

THE INTERNATIONAL BUSINESS COMPANIES ACT, 1994

ARTICLES OF ASSOCIATION

OF

Success Drink Group Inc.

Certificate No. 152695

PRELIMINARY

1. In these Articles, if not inconsistent with the subject or context, the words and expressions standing in the first column of the following table shall bear the meanings set opposite them respectively in the second column thereof.

<u>Words</u>	<u>Meanings</u>
"capital"	the sum of the aggregate par value of all outstanding shares with par value of the Company and shares with par value of the Company as treasury shares plus (a) the aggregate of the amounts designated as capital of all outstanding shares without par value of the Company and shares without par value held by the Company as treasury shares, and (b) the amounts as are from time to time transferred from surplus to Capital by a resolution of directors.
"member"	A person who holds shares in the Company.
"person"	An individual, a corporation, a trust, the estate of a deceased individual, a partnership or an unincorporated association of persons.
"resolution of directors"	(a) A resolution approved at a duly constituted meeting of directors or of a committee of directors of the Company, by affirmative vote of a simple majority of the directors present who voted and did not abstain; or (b) a resolution consented to in writing by all directors or by all members of the committee, as the case may be; except that where a director is given more than one vote in any circumstances, he shall in the circumstances be counted for the purposes of establishing majorities by the number of votes he casts.
"resolution of members"	(a) a resolution approved at a duly constituted meeting of the members of the Company by the affirmative vote of (i) a simple majority of the votes of the shareholders present at the meeting and entitled to vote thereon and who voted and did not abstain, or (ii) a simple majority of the votes of the shareholders of each class or series of shares present at the meeting and entitled to vote thereon as a class or series and who voted and did not abstain and of a simple majority of the votes of the remaining shares entitled to vote thereon which were present at the meeting and who voted and did not abstain; or (b) a resolution consented to in writing by (i) a simple majority of the shareholders entitled to vote thereon, or (ii) a simple majority of the votes of the shareholders entitled to vote thereon as a class or series and of an absolute majority of the votes of the holders of the remaining shares entitled to vote thereon.

"securities"	Shares and debt obligations of every kind, and options, warrants and rights to acquire shares or debt obligations.
"surplus"	The excess, if any, at the time of the determination of the total assets of the Company over the sum of its total liabilities, as shown in its books of account, plus its issued and outstanding share capital.
"the Act"	The International Business Companies Act, 1994 including any modification, extension, re-enactment or renewal thereof and any regulations made thereunder.
"the Memorandum"	The Memorandum of Association of the Company as originally framed or as from time to time amended.
"the Seal"	The common Seal of the Company.
"these Articles"	These Articles of Association of the Company as originally framed or as from time to time amended.
"regulation"	The reference to any individual paragraph within these Articles or as from time to time amended.
"treasury shares"	Shares in the Company that were previously issued but were repurchased, redeemed or otherwise acquired by the Company and not cancelled.

2. "Written" or any term of like import includes words typewritten, printed, painted, engraved, lithographed, photographed or represented or reproduced by any mode of representing or reproducing words in a visible form, including telex, telegram, cable or other form of writing produced any electronic communication.

3. Save as aforesaid any words or expressions defined in the Act shall bear the same meaning in these Articles.

4. Whenever the singular or plural number, or the masculine, feminine or neuter gender is used in these Articles, it shall equally, where the context admits, include the others.

5. A reference in these Articles to voting in relation to shares, shall be construed as a reference to voting by members holding the shares except that it is the votes allocated to the shares that shall be counted and not the number of members who actually voted and a reference to shares being present at a meeting shall be given a corresponding construction.

6. A reference to money in these Articles is, unless otherwise stated, a reference to the currency in which shares in the Company shall be issued according to the provisions of the Memorandum.

REGISTERED SHARES

7. The Company shall issue to every member holding registered shares in the Company a certificate signed by a director or officer of the Company specifying the share or shares held. The signature of the director or officer may be facsimiles.

8. Any member receiving a certificate for shares shall indemnify and hold the Company and its directors and officers harmless from any loss or liability which it or they may incur by reason of the wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a certificate is damaged, destroyed or lost, it may be renewed on production of the damaged certificate or on satisfactory proof of its loss or destruction together with such indemnity as may be required by a resolution of the directors.

9. If several persons are registered as joint holders of any shares, any one of such persons may give an effectual receipt for any dividend payable in respect of such shares.

SHARES, AUTHORISED CAPITAL, CAPITAL AND SURPLUS

10. Subject to the provisions of these Articles and any resolution of members the unissued shares of the Company shall be at the disposal of the directors who may without prejudice and without limiting or affecting any rights previously conferred on the holders of any existing shares or class or series of shares, offer, allot, grant options over or otherwise dispose of shares to such persons, at such times and upon such terms and conditions as the Company may by resolution of directors determine.

11. Shares in the Company shall be issued for money, services rendered, personal property, an estate in real property, a promissory note or other binding obligation to contribute money or property or any combination of the foregoing as shall be determined by a resolution of the directors of the Company.

12. Shares in the Company may be issued for such amount of consideration as the directors may from time to time by resolution of directors determine, except that in the case of shares with par value, the amount shall not be less then the par value, and in the absence of fraud the decision as to the value of the consideration received by the Company in respect of the issue is conclusive unless a question of law is involved. The consideration in respect of the shares constitutes capital to the extent of the par value and the excess constitutes surplus.

13. A share issued by the Company upon conversion of, or in exchange for, another share or debt obligation or other security in the Company, shall be treated for all purposes as having been issued for money equal to the consideration received or deemed to have been received by the Company in respect of the other share, debt obligation or security.

14. Treasury shares and unissued shares may be disposed of by the Company on such terms and conditions (not otherwise inconsistent with these Articles) as the Company may by resolution of directors determine.

15. The Company may issue fractions of a share and a fractional share shall have the same corresponding fractional liabilities, limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a share of the same class or series of shares.

16. Upon the issue by the Company of a share without par value, the consideration in respect of the share constitutes capital to the extent designated by the directors and the excess constitutes surplus, except that the directors must designate as capital an amount of the consideration that is at least equal to the amount that the share is entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

17. The Company may purchase, redeem or otherwise acquire and hold its own shares but no purchase, redemption or other acquisition but only out of surplus or in exchange for newly issued shares of equal value.

18. Shares that the Company purchases, redeems or otherwise acquires pursuant to regulation 17 may be cancelled or held as treasury shares unless the shares are purchased, redeemed or otherwise acquired out of capital in accordance with the Act , in which case they shall be cancelled. Upon the cancellation of a share, the amount included as capital of the Company with respect to that share shall be deducted from the capital of the Company.

19. Where shares in the Company are held by the Company as treasury shares or are held by another company of which the Company holds, directly or indirectly, shares having more than 50 percent of the votes in the election of directors of the other company, the shareholders of the Company are not entitled to vote or to have dividends paid thereon and shall not be treated as outstanding for any purpose except for purposes of determining the capital of the Company.

TRANSFER OF SHARES

20. Subject to any limitations in the Memorandum, registered shares in the Company may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, but in the absence of such written instrument of transfer the directors may accept such evidence of a transfer of shares as they consider appropriate.

21. The Company shall not be required to treat a transferee of a registered share in the Company as a member until the transferee's name has been entered in the share register.

TRANSMISSION OF SHARES

22. The executor or administrator of a deceased member, the guardian of an incompetent member or the trustee of a bankrupt member shall be the only person recognised by the Company as having any title to his share, save that and only in the event of death, incompetence or bankruptcy of any member or members of the Company as a consequence of which the Company no longer has any directors or members, then upon the production of any documentation which is reasonable evidence of the applicant being entitled to:

(a) a grant of probate of the deceased's will, or grant of letters of administration of the deceased's estate, or confirmation of the appointment as executor or administrator (as the case may be), of a deceased member's estate; or

(b) the appointment of a guardian of an incompetent member; or

(c) the appointment as trustee of a bankrupt member; or

(d) upon production of any other reasonable evidence of the applicant's beneficial ownership of, or entitlement to the shares,

(e) to the Company's registered agent in the Republic of Seychelles together with (if so requested by the registered agent) a notarised copy of the share certificate(s) of the deceased, incompetent or bankrupt member, an indemnity in favour of the registered agent and appropriate legal advice in respect of any document issued by a foreign court, then the administrator, executor, guardian or trustee in bankruptcy (as the case may be) notwithstanding that their name has not been entered in the share register of the Company, may by written resolution of the applicant, endorsed with written approval by the registered agent, be appointed a director of the Company or entered in the share register as the legal and or beneficial owner of the shares.

23. The production to the Company of any document which is reasonable evidence of:

(a) a grant of probate of the will, or grant of letters of administration of the estate, or confirmation of the appointment as executor, of a deceased member; or

(b) the appointment of a guardian of an incompetent member; or

(c) the trustee of a bankrupt member; or

(d) the applicant's legal and or beneficial ownership of the shares,

shall be accepted by the Company even if the deceased, incompetent member or bankrupt member is domiciled outside the Republic of Seychelles if the document is issued by a foreign court which had competent jurisdiction in the matter. For the purposes of establishing whether or not a foreign court had competent jurisdiction in such a matter the directors may obtain appropriate legal advice. The directors may also require an indemnity to be given by the executor, administrator, guardian or trustee in bankruptcy.

24. Any person becoming entitled by operation of law or otherwise to a share or shares in consequence of the death, incompetence or bankruptcy of any member may be registered as a member upon such evidence being produced as may reasonably be required by the directors. An application by any such person to be registered as a member shall for all purposes be deemed to be a transfer of shares of the deceased, incompetent or bankrupt member and the directors shall treat it as such.

25. Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any member may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share or shares and such request shall likewise be treated as if it were a transfer.

26. What amounts to incompetence on the part of a person is a matter to be determined by the court having regard to all the relevant evidence and circumstances of the case.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

27. Any corporation or other form of corporate legal entity which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the members or any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company.

REDUCTION OR INCREASE IN AUTHORISED CAPITAL OR CAPITAL

28. The Company may by a resolution of directors amend the Memorandum to increase or reduce its authorised capital, and in connection therewith, the Company may in respect of any unissued shares increase or reduce the number of such shares, increase or reduce the par value of any such shares or effect any combination of the foregoing.

29. The Company may amend the Memorandum to

(a) Divide the shares, including issued shares, of a class or series into a larger number of shares of the same class or series; or

(b) Combine the shares, including issued shares, of a class or series into a smaller number of shares of the same class or series;

Provided however, that where shares are divided or combined under (a) or (b) of this regulation, the aggregate par value of the new shares must be equal to the aggregate par value of the original shares.

30. The capital of the Company may by a resolution of directors be increased by transferring an amount of the surplus of the Company to capital.

31. Subject to the provisions of the two next succeeding regulations, the capital of the Company may by resolution of directors be reduced in accordance with the Act.

32. No reduction of capital shall be effected that reduces the capital of the Company to an amount that immediately after the reduction is less than the sum of the aggregate of all outstanding shares with par value and all shares with par value held by the Company as treasury shares and the aggregates of the amounts designated as capital of all outstanding shares without par value and all shares without par value held by the Company as treasury shares that are entitled to a preference, if any, in the assets of the Company upon liquidation of the Company.

33. No reduction of capital shall be effected unless the directors determine that immediately after the reduction the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and the realizable value of the assets of the Company will not be less than its total liabilities, other than deferred taxes, as shown in the books of account, and its remaining issued and outstanding share capital, and in the absence of fraud, the decision of the directors as to the realizable value of the assets of the Company is conclusive unless a question of law is involved.

MEETINGS AND CONSENTS OF MEMBERS

34. The directors of the Company may convene meetings of the members of the Company at such times and in such manner and places within or outside the Republic of Seychelles as the directors consider necessary or desirable.

35. Upon the written request of members holding more than 50 percent of the votes of the outstanding voting shares in the Company, the directors shall convene a meeting of members.

36. The directors shall give not less than 7 days notice of meetings of members to those persons whose names at the date the notice is given appear as members in the share register of the Company and are entitled to vote at the meeting.

37. A meeting of members held in contravention of the requirement in regulation 34 is valid if members holding a 90 percent majority of:

(a) the total number of the shares of the members entitled to vote on all the matters to be considered at the meeting; or

(b) the votes of each class or series of shares where members are entitled to vote thereon as a class or series together with an absolute majority of the remaining votes,

have waived notice of the meeting and for this purpose presence, the presence of a member at the meeting shall be deemed to constitute waiver on his part.

38. The inadvertent failure of the directors to give notice of a meeting to a member, or the fact that a member has not received notice, does not invalidate the meeting.

39. A member may be represented at a meeting of members by a proxy who may speak and vote on behalf of the member.

40. An instrument appointing a proxy shall be in substantially the following form or such other form as the chairman of the meeting shall accept as properly evidencing the wishes of the member appointing the proxy

(Name of Company)

I/we .... being a member of the above Company with .... shares HEREBY APPOINT .... of .... or failing him, ... of .... to be my/our proxy to vote for me/us at the meeting of .... and at any adjournment thereof.
(Any restrictions on voting to be inserted here) Signed this day of Member

DIRECTORS

41. The first director(s) of the Company shall be elected by the subscriber(s) to the Memorandum and these Articles; and, save as provided in Regulation 49 hereof, thereafter, the directors shall be elected by the members for such term as the members may determine.

42. The minimum number of directors shall be one and the maximum number shall be ten.

43. Each director shall hold office until his successor takes office or until his earlier death, resignation or removal or in the case of a company upon the making of an order for the winding up or dissolution of the company or upon the removal of a defunct company otherwise than pursuant to a winding up order.

44. A director may be removed from office, with or without cause, by a resolution of members.

45. A director shall cease to hold the office of director if a majority of the directors, require his resignation in writing or a director may resign his office by giving written notice of his resignation to the Company and the resignation shall have effect from the date that notice is received by the Company or from such later date may be specified in the notice.

46. A vacancy in the board of directors may be filled by a resolution of members or of a majority of the remaining directors.

47. With prior or subsequent approval by a resolution of members, the directors may, by a resolution of directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

48. A director shall not require a share qualification, and may be an individual or a company.

49. A director by writing under his hand deposited at the registered office of the Company may at any time revoke the appointment of an alternate appointed by him. If a director shall die or cease to hold the office of director, the appointment of his alternate shall thereupon cease and terminate

50. The directors may, by resolution, fix the emolument of directors in respect of services rendered or to be rendered in any capacity to the Company. The directors may also be paid such travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the directors, or any committee of the directors or meetings of the members, or in connection with the business of the Company as shall be approved by resolution of the directors.

51. Any director who, by request, goes or resides abroad for any purposes of the Company, or who performs services which in the opinion of the Board go beyond the ordinary duties of a director, may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as shall be approved by resolution of the directors.

52. The Company may pay to a director who at the request of the Company holds any office (including a directorship) in, or renders services to, any company in which the Company may be interested, such remuneration (whether by way of salary, commission, participation in profits or otherwise) in respect of such office or services as shall be approved by resolution of the directors.

53. The office of director shall be vacated if the director:

(a) is removed from office by resolution of members; or

(b) is removed from office by resolution of the directors of the Company;

54. A director may hold any other office or position of profit under the Company (except that of auditor) in conjunction with his office of director, and may act in a professional capacity to the Company on such terms as to remuneration and otherwise as the directors shall arrange.

55. A director may be or become a director or officer of, or otherwise be interested in any company promoted by the Company, or in which the Company may be interested, as a member or otherwise and no such director shall be accountable for any remuneration or other benefits received by him as director or officer or from his interest in such other company. The directors may also exercise the voting powers conferred by the shares in any other company held or owned by the Company in such manner in all respects as they think fit, including the exercise thereof in favour of any resolutions appointing them, or of their number, directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company. A director may vote in favour of the exercise of such voting rights in the manner aforesaid notwithstanding that he may be, or be about to become, a director or officer of such other company, and as such in any other manner is, or may be, interested in the exercise of such voting rights in the manner aforesaid.

56. No director shall be disqualified by his office from contracting with the Company either as a vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any director shall be in any way interested be voided.

57. A director of the Company shall, immediately after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose such interest to the board of directors.

OFFICERS

58. The directors of the Company may, by resolution of directors, appoint officers of the Company at such times as shall be considered necessary or expedient, and such officers may consist of a President, one or more Vice Presidents, a Secretary, and a Treasurer and/or such other officers as may from time to time be deemed desirable. The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modifications in such

duties as may be prescribed by the directors thereafter, but in the absence of any specific allocation of duties it shall be the responsibility of the President to manage the day to day affairs of the Company, the Vice Presidents to act in order of seniority in the absence of the President, but otherwise to perform such duties as may be delegated to them by the President, the Secretary to maintain the registers, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the Treasurer to be responsible for the financial affairs of the Company.

59. Any person may hold more than one office and no officer need be a director or member of the Company. The officers shall remain in office until removed from office by the directors, whether or not a successor is appointed.

60. Any officer who is a body corporate may appoint any person its duly authorised representative for the purpose of representing it and of transacting any of the business of the officers.

POWERS OF DIRECTORS

61. The business and affairs of the Company shall be managed by the directors who may pay all expenses incurred preliminary to and in connection with the formation and in registration of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or these Articles required to be exercised by the members of the Company, subject to any delegation of such powers as may be authorised by these Articles and to such requirements as may be prescribed by a resolution of members; but no requirement made by a resolution of members shall prevail if it be inconsistent with these Articles, nor shall such requirement invalidate any prior act of the directors which would have been valid if such requirement had not been made.

62. The board of directors may entrust to and confer upon any director or officer any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers. The directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit. Any committees so formed shall in the exercise of powers so delegated conform to any regulations that may be imposed on it by the directors or the provisions of the Act.

63. The directors may from time to time by power of attorney appoint any company, firm or person or body of persons to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles) and for such period and subject to such conditions as the directors think fit.

64. Any director who is a body corporate may appoint any person its duly authorised representative for the purpose of representing it at meetings of the directors and of transacting any of the business of the directors.

65. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be, in such manner as the directors shall from time to time by resolution determine.

66. The directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertakings and property, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

67. The continuing directors may act notwithstanding any vacancy in their body, save that if the number of directors shall have been fixed at two or more persons and by reason of vacancies having occurred in the board of directors there shall be only one continuing director, he shall be authorised to act alone only for the purpose of appointing another director.

PROCEEDINGS OF DIRECTORS

68. The directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the Republic of Seychelles as the directors may determine to be necessary or desirable.

69. A director shall be deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

70. A director shall be given not less than 2 days notice of meetings of directors, but a meeting of directors held without 2 days notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend waive notice of the meeting; and for this purpose, the presence of a director at the meeting shall be deemed to constitute waiver on his part. The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting.

71. A director may by a written instrument appoint an alternate who need not be a director and an alternate is entitled to attend meetings in the absence of the director who appointed him and to vote or consent in place of the director.

72. A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one half of the total number of directors, unless there are only two directors in which case the quorum shall be two.

73. If the Company shall have only one director the provision herein contained for meetings of the directors shall not apply but such sole director shall have full power to represent and act for the Company in all matters as are not by the Act or the Memorandum or these Articles required to be exercised by the members of the company and in lieu of minutes of a meeting shall record in writing and sign a note or memorandum of all matters requiring a resolution of directors. Such a note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

74. An action that may be taken by the directors or a committee of directors at a meeting may also be taken by a resolution of directors or a committee of directors consented to in writing or by telex, telefax, telegram, cable or other written electronic communication, without the need for any notice. The consent may be in the form of counterparts, each counterpart being signed by one or more directors.

75. The directors shall cause the following corporate records to be kept:

(a) minutes of all meetings of directors, members, committees of directors, committees of officers and committees of members;

(b) copies of all resolutions consented to by directors, members committees of directors, committees, of officers and committees of members; and

(c) such other accounts and records as the directors by resolution of directors consider necessary or desirable in order to reflect the financial position of the Company.

76. The books, records and minutes shall be kept at the registered office of the Company, its principal place of business or at such other place as the directors determine.

77. The directors may, by resolution of directors, designate one or more committees, each consisting of one or more directors.

78. Each committee has such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in the resolution of directors establishing the committee, except that no committee has any power or authority to amend the Memorandum or these Articles, to appoint directors or fix their emoluments, or to appoint officers or agents of the Company.

79. The meetings and proceedings of each committee of directors consisting of two or more directors shall be governed mutatis mutandis by the provisions of these Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the resolution establishing the committee.

80. The directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality in votes the Chairman shall have a second or casting vote. A director may at any time summon a meeting of the directors. If the Company shall have only one director, the provisions hereinafter contained for meetings of the directors shall not apply but such sole director shall have full power to represent and act for the Company in all matters and in lieu of minutes of a meeting shall record in writing and sign a note of memorandum of all matters requiring a resolution of the directors. Such note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

INDEMNITY

81. Subject to the provisions of the Act, the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or

(b) is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

SEAL

82. The directors shall provide for the safe custody of the Seal. The Seal when affixed to any written instrument shall be witnessed by a director or other person so authorised from time to time by resolution of directors. The directors may provide for a facsimile of the Seal and of the signature of any director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been signed as hereinbefore described.

DIVIDENDS

83. The Company may by a resolution of directors declare and pay dividends in money, shares, or other property but dividends shall only be declared and paid out of surplus. In the event that dividends are paid in specie the directors shall have the responsibility for establishing and recording in the resolution of directors authorizing the dividends, a fair and proper value for the assets to be so distributed.

84. The directors may from time to time pay to the members such interim dividends as appear to the directors to be justified by the profits of the Company.

85. The directors may, before declaring any dividend, set aside out of the profits of the Company such sum as they think proper as a reserve fund, and may invest the sum so set apart as a reserve fund upon such securities as they may select.

DISTRIBUTIONS

86. Subject to the provisions of the Act, the directors of a Company may, by resolution, authorise a distribution by the Company at a time, and of an amount, and to any members they think fit if they are satisfied, on reasonable grounds, that the Company will, immediately after the distribution, satisfy the solvency test as stipulated in the Act.

87. Subject to the rights of the holders of shares entitled to special rights as to distributions, all distributions shall be declared and paid according to the par value of the shares in issue, excluding those shares which are held by the Company as Treasury Shares at the date of declaration of the distribution.

88. The directors may, before recommending any distribution, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at their discretion, either be employed in the business of the Company or be invested in such investments as the directors may from time to time think fit.

89. If several persons are registered as joint holders of any share, any of them may give effectual receipt for any distribution or other monies payable on or in respect of the share.

90. Notice of any distribution that may have been declared shall be given to each member in manner hereinafter mentioned and all distributions unclaimed for three years after having been declared may be forfeited by the directors for the benefit of the Company.

91. No distribution shall bear interest against the Company.

COMPANY RECORDS

92. The Company shall keep records that:

(a) are sufficient to show and explain the Company's transactions; and

(b) will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

93. The Company shall keep:

(a) minutes of all meetings of:

(b) directors,

(c) members,

(d) committees of directors, and

(e) committees of members;

94. Copies of all resolutions consented to by:

(a) directors,

(b) members,

(c) committees of directors, and

(d) committees of members;

95. The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the Republic of Seychelles, as the directors may determine:

(a) minutes of meetings and resolutions of members and of classes of members; and

(b) minutes of meetings and resolutions of directors and committees of directors .

96. The Company shall keep the following documents at the office of its registered agent:

(a) the Memorandum of Association and Articles of the Company;

(b) the register of members;

(c) the register of directors ; and

(d) copies of all notices and other documents filed by the Company in the previous ten years; and

(e) a copy of the register of charges kept by the Company.

97. Where the Company keeps a copy of the register of members or the register of directors at the office of its registered agent, it shall

(a) within 15 days of any change in the register, notify the registered agent, in writing, of the change; and

(b) provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of directors is kept.

98. Where the place at which the original register of members or the original register of directors is changed, the Company shall provide the registered agent with the physical address of the new location of the records within 14 days of the change of location.

99. The Company shall keep a register to be known as a register of directors containing the names and addresses of the persons who are directors of the Company, the date on which each person whose name is entered in the register was appointed as a director of the Company, the date on which each person named as a director ceased to be a director of the Company, and such other information as may be prescribed.

100. The Company shall maintain an accurate and complete register of members showing the full names and addresses of all persons holding registered shares in the Company, the number of each class and series of registered shares held by such person, the date on which the name of each member was entered in the register of members and where applicable, the date such person ceased to hold any registered shares in the Company.

101. The directors shall from time to time determine whether and to what extent and at what times and places and under what conditions the records, documents and registers of the Company or any of them shall be open to the inspection of members not being directors, and no member (not being a director) shall have any right of inspecting any records, documents or registers of the Company except as conferred by the Act or authorised by resolution of the directors.

ACCOUNTS AND AUDIT

102. The Company shall keep such accounts and records as the directors consider necessary or desirable in order to reflect the financial position of the Company.

103. The Company may by resolution of members call for the accounts to be examined by auditors.

104. The auditor may be a member of the company but no director or officer shall be eligible during his continuance in office.

105. Every auditor of the Company shall have a right of access at all times to the books of accounts of the Company, and shall be entitled to require from the officers of the Company such information and explanations as he thinks necessary for the performance of his duties.

106. The report of the auditor shall be annexed to the accounts upon which he reports, and the auditor shall be entitled to receive notice of, and to attend, any meeting at which the Company's audited Profit and Loss Account and Balance Sheet is to be presented.

NOTICES

107. Any notice, information or written statement to be given by the Company to members may be served in the case of members holding registered shares in any way by which it can reasonably be expected to reach each member or by mail addressed to each member at the address shown in the share register.

108. Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company at its registered office, or by leaving it with, or by sending it by registered mail to, the registered agent of the Company.

109. Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing the summons, notice, order, document, process, information or written statement was mailed in such time as to admit to its being delivered in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.

ARBITRATION

110. Whenever any difference arises between the Company on the one hand and any of the members or their executors, administrators or assigns on the other hand, touching the true intent and construction or the incidence or consequences of these Articles or of the Act, touching anything done or executed, omitted or suffered in pursuance of the Act or touching any breach or alleged breach or otherwise relating to the premises or to these Articles, or to any Act affecting the Company or to any of the affairs of the Company such difference shall, unless the parties agree to refer the same to a single arbitrator, be referred to two arbitrators one to be chosen by each of these parties to the difference and the arbitrators shall before entering on the reference appoint an umpire.

111. If either party to the reference makes default in appointing an arbitrator either originally or by way of substitution (in the event that an appointed arbitrator shall die, be incapable of acting or refuse to act) for ten days after the other party has given him notice to appoint the same, such other party may appoint an arbitrator to act in the place of the arbitrator of the defaulting party.

VOLUNTARY WINDING UP AND DISSOLUTION

112. The Company may voluntarily commence to wind up and dissolve by a resolution of members but if the Company has never issued shares it may voluntarily commence to wind up and dissolve by a resolution of directors.

CONTINUATION

113. The Company may, by a resolution of directors or a resolution of members, continue as a company incorporated under the laws of a jurisdiction outside the Republic of Seychelles in the manner provided under those laws.

AMENDMENT TO ARTICLES

114. The Company may alter or modify the conditions contained in these Articles as originally drafted or as amended from time to time by a resolution of the directors or the members.

We, Gold-In Co., Ltd., for the purpose of incorporating an International Business Company under the laws of the Republic of Seychelles hereby subscribe our name to these Articles of Association on the 03rd September, 2014 in the presence of the undersigned witness.

In the presence of:

FINANCIAL SERVICES AUTHORITY
REPUBLIC OF SEYCHELLES
03 SEP 2014
BOX 991, VICTORIA, MAHE
SEYCHELLES

Stephane Mussoodee
For and on behalf of
Gold-In Co., Ltd.
Subscriber

Jocintha Esther
Anse Aux Pins
Mahe
Seychelles